AMENDMENT NO. 9
TO AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST OF
AIM INVESTMENT SECURITIES FUNDS
          This Amendment No. 9 (the “Amendment”) to the Amended and Restated Agreement and Declaration of Trust of AIM Investment Securities Funds (the “Trust”) amends, effective December 2, 2009, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the “Agreement”).
          Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.
          WHEREAS, the Trust desires to amend the Agreement to reflect the addition of Class A5, B5 and C5 Shares to AIM Money Market Fund;
          WHEREAS, each of the Funds will have multiple share classes, each of which will be reflected on Schedule A, as amended hereby;
          NOW, THEREFORE, the Agreement is hereby amended as follows:
     1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.
     2. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.
     3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of December 2, 2009.

By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

EXHIBIT 1
“SCHEDULE A
AIM INVESTMENT SECURITIES FUNDS
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

AIM Core Bond Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares

AIM Dynamics Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares Investor Class Shares

AIM Global Real Estate Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares

AIM High Yield Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares Investor Class Shares

AIM Income Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares Investor Class Shares

AIM Limited Maturity Treasury Fund	Class A Shares Class A2 Shares Class Y Shares Institutional Class Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

AIM Money Market Fund	Class A5 Shares Class B Shares Class B5 Shares Class C Shares Class C5 Shares Class R Shares Class Y Shares AIM Cash Reserve Shares Institutional Class Shares Investor Class Shares

AIM Municipal Bond Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Investor Class Shares

AIM Real Estate Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares Investor Class Shares

AIM Short Term Bond Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares

AIM U.S. Government Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares Investor Class Shares

Invesco High Yield Securities Fund	Class A Shares Class B Shares Class C Shares Class Y Shares

Van Kampen Core Plus Fixed Income Fund	Class A Shares Class B Shares Class C Shares Class Y Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Van Kampen Corporate Bond Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Van Kampen Government Securities Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Van Kampen High Yield Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Van Kampen Limited Duration Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares”

4